As filed with the Securities and Exchange Commission on September 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Flextronics International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Marina Boulevard, #28-00
Singapore 018989
(65) 6890-7188

(Address of Principal Executive Offices)

1997 Employee Share Purchase Plan
2001 Equity Incentive Plan
(Full Title of the Plan)

Michael E. Marks
Chairman and Chief Executive Officer
Flextronics International Ltd.
One Marina Boulevard, #28-00
Singapore 018989
(65) 6890-7188
(Name, Address and Telephone Number of Agent For Service)

Copies to:

David K. Michaels, Esq.
Melanie Grace, Esq.
Fenwick & West LLP
801 California Street
Mountain View, CA 94306

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed
Securities	to be	Offering Price	Maximum Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee
Ordinary Shares, S$0.01 par value	21,000,000 (1)	$13.12 (3)	$275,520,000	$34,909
Ordinary Shares, S$0.01 par value	1,660,927 (2)	N/A	N/A	N/A (2)

(1)	Represents 1,000,000 additional shares reserved for issuance upon the exercise of purchase rights that may be granted under the 1997 Employee Share Purchase Plan initially registered on Form S-8 with the Securities and Exchange Commission (“SEC”) on December 15, 1997 (File No. 333-42255) and 20,000,000 additional shares reserved for issuance upon the exercise of stock options that may be granted under the 2001 Equity Incentive Plan initially registered on Form S-8 with the SEC on December 19, 2001 (File No. 333-75526).

(2)	Represents the 1,660,927 shares previously registered and available for issuance under the following plans and consolidated for issuance under the 2001 Equity Incentive Plan pursuant to this Registration Statement: 1997 Interim Option Plan initially registered with the SEC on December 15, 1997 (File No. 333-42255), 1998 Interim Option Plan and 1999 Interim Option Plan initially registered with the SEC on Form S-8 on January 22, 1999 (File No. 333-71049), Palo Alto Products International Pte Ltd 1996 Share Option Plan assumed by the Registrant and registered with the SEC on April 13, 2000 (File No. 333-34698) and the Chatham Technologies, Inc. Stock Option Plan, 1997 Stock Option Plan of Chatham Technologies, Inc. and the IEC Holdings Limited 1997 Share Option Scheme assumed by the Registrant and registered with the SEC on September 20, 2000 (File No. 333-46166). The 1,660,927 shares and the corresponding portion of the registration fees previously paid by the Registrant are being carried over to this Registration Statement in accordance with Instruction E to Form S-8 and Rule 457(p) of the Securities Act of 1933.

(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon $13.12, the average of the high and low sales prices reported on the Nasdaq National Market on September 28, 2004. For the 1997 Employee Share Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
ITEM 8. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.02
EXHIBIT 4.03
EXHIBIT 5.01
EXHIBIT 15.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

     This Registration Statement on Form S-8 is being filed by the Registrant to register 1,000,000 additional shares reserved for issuance under its 1997 Employee Share Purchase Plan initially registered on Form S-8 with the SEC on December 15, 1997 (File No. 333-42255), 20,000,000 additional shares reserved for issuance under its 2001 Equity Incentive Plan initially registered on Form S-8 with the SEC on December 19, 2001 (File No. 333-75526) and 1,660,927 shares previously registered and available for issuance under the following plans and consolidated for issuance under the 2001 Equity Incentive Plan pursuant to this Registration Statement: 1997 Interim Option Plan initially registered with the SEC on December 15, 1997 (File No. 333-42255), 1998 Interim Option Plan and 1999 Interim Option Plan initially registered with the SEC on Form S-8 on January 22, 1999 (File No. 333-71049), Palo Alto Products International Pte Ltd 1996 Share Option Plan assumed by the Registrant and registered with the SEC on April 13, 2000 (File No. 333-34698) and the Chatham Technologies, Inc. Stock Option Plan, 1997 Stock Option Plan of Chatham Technologies, Inc. and the IEC Holdings Limited 1997 Share Option Scheme assumed by the Registrant and registered with the SEC on September 20, 2000 (File No. 333-46166). The 1,660,927 shares and the corresponding portion of the registration fees previously paid by the Registrant are being carried over to this Registration Statement in accordance with Instruction E to Form S-8 and Rule 457(p) of the Securities Act of 1933.

     This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on December 15, 1997 (File No. 333-42255), January 22, 1999 (File No. 333-71049), January 21, 2000 (File No. 333-95189), and April 13, 2000 (File No. 333-34698), September 20, 2000 (File No. 333-46166), February 16, 2001 (File No. 333-55850), December 19, 2001 (File No. 333-75526), November 20, 2002 (File No. 333-101327) and November 12, 2003 (File No. 333-110430).

ITEM 8. EXHIBITS

Incorporated By Reference
Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1
4.02	Registrant’s 1997 Employee Share Purchase Plan, as amended, together with the form of Enrollment Form/Payroll Deduction Change/Notice of Withdrawal.					X
4.03	Registrant’s 2001 Equity Incentive Plan, as amended, together with the form of Notice of Grant, Share Option Agreement and Share Option Exercise Agreement.					X
5.01	Opinion of Allen & Gledhill.					X
15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated September 28, 2004 regarding unaudited interim financial information.					X
23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Public Accounting Firm.					X
24.01	Power of Attorney (see page 3).					X

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of September, 2004.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Michael E. Marks

Michael E. Marks
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Robert R.B. Dykes and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Michael E. Marks Michael E. Marks	Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2004
/s/ Robert R.B. Dykes Robert R.B. Dykes	President, Systems Group and Chief Financial Officer (Principal Financial Officer)	September 29, 2004
/s/ Thomas J. Smach Thomas J. Smach	Senior Vice President, Finance (Principal Accounting Officer)	September 29, 2004
/s/ Richard L. Sharp Richard L. Sharp	Chairman of the Board	September 29, 2004
/s/ James A. Davidson James A. Davidson	Director	September 29, 2004
/s/ Patrick Foley Patrick Foley	Director	September 29, 2004
/s/ Michael J. Moritz Michael J. Moritz	Director	September 29, 2004
/s/ Lip-Bu Tan Lip-Bu Tan	Director	September 29, 2004

EXHIBIT INDEX

Incorporated By Reference
Exhibit				Filing	Exhibit	Filed
No.	Exhibit	Form	File No.	Date	No.	Herewith
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1
4.02	Registrant’s 1997 Employee Share Purchase Plan, as amended, together with the form of Enrollment Form/Payroll Deduction Change/Notice of Withdrawal.					X
4.03	Registrant’s 2001 Equity Incentive Plan, as amended, together with the form of Notice of Grant, Share Option Agreement and Share Option Exercise Agreement.					X
5.01	Opinion of Allen & Gledhill.					X
15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated September 28, 2004 regarding unaudited interim financial information.					X
23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Public Accounting Firm.					X
24.01	Power of Attorney (see page 3).					X